UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PAWS PET COMPANY, INC.

(Exact name of registrant as specified in its charter)

Illinois	20-3191557
(State of other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

777 E. Atlantic Ave, Suite C2 264
Delray Beach, FL	33483
(Address of Principal Executive Offices)	(Zip Code)

The PAWS Pet Company, Inc.

2012Stock Incentive Plan

(Full Title of Plan)

Daniel Wiesel, Chief Executive Officer

777 E. Atlantic Ave, Suite C2-264

Delray Beach, FL 33483

(Name and address of agent for service)

(408) 248-6000

(Telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman FerenceLLP

61 Broadway 32nd Floor

New York, NY 10006

Tel (212) 930-9700

Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,”“accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to Be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	6,170,950	$0.12	$740,514	$84.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of The PAWS Pet Company, Inc., an Illinois corporation (the “Registrant” or the “Company”), which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average high and low sales price of the Registrant’s common stock as reported on the OTC QB on April 20, 2012.

EXPLANATORY NOTE

This Registration Statement contains two parts. The first part contains a reoffer prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8). This reoffer prospectus relates to offers and resales by directors and executive officers of shares of common stock, no par value (the “Common Stock”) issued by The PAWS Pet Company, Inc. (the “Company”) pursuant to The PAWS Pet Company, Inc.’s 2012 Stock Incentive Plan (the “Plan”). This reoffer prospectus may be used by the selling shareholders for reoffers and resales on a continuous or delayed basis in the future of up to 6,170,950 shares of Common Stock issued pursuant to the Plan. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

2

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), as of the date of this Registration Statement. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Offering are available without charge by contacting:

Daniel Wiesel, Chief Executive Officer

The PAWS Pet Company, Inc.

777 E. Atlantic Ave Suite C2 264,

Delray Beach, FL 33483

Tel: (408) 248-6000

3

REOFFER PROSPECTUS

The PAWS Pet Company

6,170,950 Shares of Common Stock

This reoffer prospectus relates to the sale of up to 6,170,950 shares of our common stock, no par value per share (“Common Stock”), that may be offered and resold from time to time by existing selling stockholders identified in this prospectus (the “Selling Stockholders”) for their own account issuable pursuant to our 2012 Stock Incentive Plan (the “Plan”). It is anticipated that the Selling Stockholders will offer the Common Stock for sale at prevailing prices on the in the over-the-counter market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Stockholders will be borne by us.

The shares of Common Stock will be issued pursuant to options or other awards granted under the Plan. This reoffer prospectus has been prepared for the purposes of registering the Common Stock under the Securities Act of 1933, as amended, to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction.

Our common stock is quoted OTC QB the under the symbol “PAWS”. The closing sale price for our common stock on April 20, 2012 was $0.12 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 10 of this reoffer prospectus. These are speculative securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 26, 2012.

4

THE PAWS PET COMPANY, INC.

TABLE OF CONTENTS

Page

Prospectus Summary
Risk Factors
Cautionary Note Regarding Forward-Looking Statements
Determination of Offering Price
Use of Proceeds
Selling Stockholders
Plan of Distribution
Legal Matters
Experts
Incorporation of Certain Documents by Reference
Disclosure of Commission Position on Indemnification For Securities Act Liabilities
Additional Information Available to You

You should rely only on the information contained or incorporated by reference in this prospectus. No person has been authorized to give any information or to make any representations, other than those contained in this prospectus, in connection with the offering made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any other person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the company since the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

5

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements, the footnotes to financial statements and specifically the footnote describing the convertible debentures. In this prospectus, “the Company,” “we,” “us,” and “our” refer to The PAWS Pet Company, Inc. and its subsidiaries Pet Airways, Inc., a Florida corporation (“Pet Airways”), and Impact Social Networks, Inc., a Georgia corporation.

THE PAWS PET COMPANY, INC.

Business Summary

Our mission is to connect the world through pets. From inception until January 2012, the Company through its wholly-owned subsidiary, Pet Airways, Inc. operated an airline designed specifically for the comfortable and safe transportation of pets by traveling in the main cabin of the aircraft. Pet owners booked their pets on flights online at the Company’s website or booked with its agents by phone. On the day of the scheduled flight, pet owners dropped off their pets at one of the Company’s facilities located at the departure airport. The Company placed the pet passengers into a pet-friendly carrier and then aboard the carrier into the main cabin of the aircraft. The Company ran a scheduled coast to coast service. In January 2012, the Company suspended flight operations due to low bookings and insufficient capital and in April of 2012 decided to cease airline operations.

In February of 2012, the Company acquired Impact Social Networks, Inc. (“ISN”) a Georgia corporation. ISN owns a number of technology assets that had not reached technical feasibility at the time of the acquisition. With the exception of these technology assets ISN had no other assets or liabilities at the time of the acquisition. Following the acquisition, the Company commenced a new strategy of developing technologies for pet owners and pet caregivers.

On March 16, 2012 the Company launched a beta version of a social media application called “Pawdoodle”. This is an application that can be used in conjunction with social media platforms such as Facebook, Twitter and Google Plus. We believe Pawdoodle is the first social networking application that has been developed specifically for pet owners and pet caregivers that works across a number of social media platforms. By using Pawdoodle, pet owners can build web pages for their pets within social media platforms, post and view pictures of their pets, follow pet breeds and pet adoptions. Pawdoodle also allows pet owners to store pet microchip data. We plan to add additional features to Pawdoodle such as host pages on celebrity pets, include information on veterinary offices and pet care organizations over the coming months.

We are not currently generating revenues from Pawdoodle. Our focus over the coming months is to build the user base of this application with the expectation that we will be able to generate revenues in the future from selling advertising space on our social network application to pet related businesses. We expect we will need to have at least 1.5 million users before we will be able to generate revenues by charging for advertising space within the application. We also expect to be able to generate revenues from data mining our database.

Organizational History

We were incorporated in the State of Illinois on June 6, 2005 as American Antiquities, Inc. (“AAI”). Historically, we purchased antiques and collectible items for resale, accepted items on consignment, and sold items through various auctions and third party Internet websites.

On August 13, 2010, we completed a reverse acquisition transaction through a share exchange with Pet Airways, which was a successor entity to Panther Air Cargo, LLC (the “Acquisition”), whereby AAI acquired 100% of the issued and outstanding capital stock of Pet Airways in exchange for 25,000,000 shares of our common stock, which constituted approximately 73% of our issued and outstanding capital stock immediately after the consummation of the Acquisition.

6

Panther Air Cargo, LLC was formed as a limited liability company in the State of Florida in February 2005. From 2005 through 2009, Panther Air Cargo d/b/a Pet Airways evaluated the market for pet air travel, including reservation systems and processes. It also considered whether it should own its own planes or contract with third parties. It also evaluated the optimal ways to configure the aircraft for safe pet travel and the initial markets to commence flight operations in. Pet Airways began to operate weekly flight operations in July 2009 until March 2010. In March 2010 Pet Airways suspended flight operations to upgrade its online reservation system and to raise additional capital. In June 2010 Pet Airways resumed flight operation after it implemented the new reservation system and raised additional capital by issuing a series of convertible debentures, shares of common stock and warrants. Immediately prior to the Acquisition, Panther Air Cargo, LLC was converted to Pet Airways.

As a result of the Acquisition, Pet Airways became a wholly-owned subsidiary of ours and the controlling stockholders of Pet Airways, Inc. (Florida) became our controlling stockholders. Also, upon completion of the Acquisition, we changed our name from American Antiquities, Inc. to Pet Airways, Inc. and commenced trading under the symbol “PAWS” on the OTC QB.T he OTC QB market tier of the OTC market helps investors identify companies that are current in their reporting obligations with the Securities and Exchange Commission (the “SEC”). OTC QB securities are quoted on OTC Markets Group's quotation and trading system. On July 27, 2011, we filed Articles of Amendment to amend our Articles of Incorporation to change our name to The PAWS Pet Company, Inc.

The share exchange transaction was treated as a reverse acquisition, with Pet Airways, Inc. (Florida) as the acquirer and The PAWS Pet Company, Inc. as the acquired entity. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Pet Airways, Inc. and its predecessors. For accounting purposes, the acquisition of Pet Airways, Inc. has been treated as a recapitalization with no adjustment to the historical book and tax basis of the companies’ assets and liabilities.

Upon the closing of the Acquisition on August 13, 2010, Joseph A. Merkel, our former Chief Executive Officer, President and director and Kevin T. Quinlan, our former Chief Financial Officer, Controller and director, resigned. On the same day, our board of directors approved an increase in the size of our board to three board members and appointed Dan Wiesel, Alysa Binder and Andrew Warner to our board of directors at the effective time of the resignation of Messrs. Merkel and Quinlan, to fill the vacancies created by their resignation. In addition, our board of directors appointed Mr. Wiesel as our Chief Executive Officer and Ms. Binder as our Executive Vice President effective immediately at the closing of the Acquisition.

On June 3, 2011, we entered into a Securities Purchase Agreement (the “Socius Agreement”) with Socius CG II, Ltd. (“Socius”) pursuant to which we secured $500,000 of funding through the issuance and sale to Socius of 2,253,470 shares of our common stock. In connection with the Socius Agreement, we also entered into a Registration Rights Agreement (the “Rights Agreement”), pursuant to which we agreed to file and maintain the effectiveness of one or more registration statements. We filed the initial registration statement on June 20, 2011, which was declared effective on January 12, 2012. In addition, we may be subject to additional penalties if we fail to maintain the effectiveness of the registration statement.

In January 2012, the Company suspended flight operations.

On February 23, 2012, the Company acquired 100% of the issued and outstanding capital of Impact Social Networks, Inc., a Georgia corporation in exchange for 7,394,056 shares of the Company's common stock, no par value per share. Under the terms of the Agreement, the Company may issue additional shares of its Common Stock to the Sellers based upon the attainment by the Company of certain milestones.

Description of Market

The Company believes that there is a large market for its social media networking technologies that allow pet owners and pet caregivers to interact using existing social networking tools such as Facebook, Twitter and Google plus. The Company believes it is the first to market with a social media application designed specifically for connecting pet owners and pet caregivers that works within existing social networking platforms. The Company does however face competition from the existing social networking platforms such as Facebook who could decide to develop their own pet-centric applications. Potential competitors may have substantially more users and financial resources. Potential users of our applications may find the small size and limited resources of the Company to be negative.

7

The Company’s primary strategic objective is to increase the number of users of its applications, so it can charge potential advertisers for space within the application and eventually sell pet related data mining services. We intend to employ a number of marketing techniques to increase user growth including hosting pages for celebrity pets, working with pet shelters and pet rescue organizations on pet adoptions and working with the Emergency Pet Location Foundation with Internet based searches for missing pets. The Company also intends to add additional features to its social networking application that will attract new users and encourage existing users to interact on a regular basis. The Company’s prospects must be considered in light of the risks, expenses and difficulties encountered by companies at an early stage of development, particularly given that it operates in a niche market, that it has limited financial resources, and continues to face an uncertain economic environment. Accordingly, the Company may not be successful in addressing such risks and difficulties.

The Offering

By this prospectus, the Selling Stockholders are offering up to 6,170,950 shares of our common stock, which are issuable pursuant to the Plan. The Selling Stockholders are not required to sell their shares of Common Stock, and any sales of Common Stock by the Selling Stockholders are entirely at the discretion of the Selling Stockholders. We will receive no proceeds from the sale of the shares of Common Stock in this offering.

Securities offered by Selling Stockholders	This prospectus relates to the sale by the Selling Stockholders of up to 6,170,950 shares of Common Stock, no par value per share, issued or issuable to the Selling Stockholders in connection with their exercise of options or receipt of other awards under the Plan.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	61,653,041 shares of common stock

Common stock to be outstanding after the offering	61,653,041 shares of common stock

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

OTC QB symbol	PAWS

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 8 of this prospectus before deciding whether or not to invest in our Common Stock.

8

RISK FACTORS

Risks Related to Our Business

We have experienced a history of losses and have yet to begin generating positive cash flows from operations and, as a result, our auditors have raised substantial doubt about our ability to continue as a going concern.

We do not currently have sufficient cash on hand to meet our financing needs. We currently do not generate sufficient cash from our operations to cover our monthly operating costs. As at December 31, 2011, we had approximately $38,000 of cash on hand after having raised $56,000 through the sale of our common stock. Based upon our current monthly cash burn rate, the cash on hand will last us approximately one month. We have experienced net losses all but one calendar quarter since our inception and as of December 31, 2011 and December 31, 2010, had accumulated deficits of $(13,578,570) and $(6,065,008), respectively. We incurred net losses to common stockholders of $(7,513,562) and $(4,055,905) during the years ended December 31, 2011 and 2010, respectively. The report issued by our Independent Registered Public Accounting Firm in connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2011 contained a qualification raising a substantial doubt about our ability to continue as a going concern. Our quarterly and annual consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot continue as a viable entity, our stockholders may lose all of their investment in us.

We are an early stage company, have limited operating history and anticipate losses and negative cash flow.

We are an early stage company, and have limited operating history upon which prospective investors may base an evaluation as to our likely performance. Historically we have been offering pet transportation services for a limited period of time and all of our revenue has occurred within the past two years. We recently ceased airline operations and embarked on a new strategy by creating a social media network for pet owners and pet care-givers. No assurances can be given that our business will be successful or that we will ever become profitable. In addition, if we ever do become profitable there can be no assurance that we will remain profitable. Before purchasing our common stock, investors should consider an investment in our common stock in light of the risks, uncertainties and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets such as ours, including those described herein. We may not be able to successfully address any or all of these risks. Failure to adequately address such risks could cause our business to fail which may result in our liquidation.

We may have difficulty managing our growth.

We anticipate that we will continue to grow in the near future. However, there is no guarantee that we will continue to grow in the near future. Our ability to manage growth effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage additional marketing, operations and administrative personnel. Our management may not be able to manage growth effectively, or may be unable to recruit and retain personnel needed to meet our needs. If we are unable to manage growth or hire necessary personnel, our business could be materially harmed.

We are not currently generating revenues.

In April 2012, we announced our social media application called Pawdoodle. We are not currently generating revenues from this application and expect we will need to have between 1 and 1.5 million users before we can start to generate revenues. There can be no assurance that we will be able to generate revenues. If we do generate revenues there can be no assurance that the revenues will be sufficient to cover our costs.

We rely on Facebook as a platform for our technology.

Facebook is currently the primary distribution and marketing platform for our application. We are subject to Facebook’s standard terms and conditions for application developers, which govern the promotion, distribution and operation of our current and future applications on the Facebook platform. Our business would be harmed if:

●	Facebook discontinues or limits access to its platform by us;

9

●	Facebook modifies its terms of service or other policies that put restrictions on us, or other application developers, or Facebook change show the personal information of its users is made available to application developers on the Facebook platform or shared by users.

●	Facebook develops its own competitive offerings.

We expect to continue to benefit from Facebook’s strong brand recognition and large user base. If Facebook loses its market position or otherwise falls out of favor with Internet users, we would need to identify alternative channels for marketing and promoting our applications, which would consume substantial resources and may not be effective. In addition, Facebook has broad discretion to change its terms of service and other policies with respect to us and other developers, and those changes may be unfavorable to us.

We operate in a new and rapidly changing industry, which makes it difficult to evaluate our business and prospects.

Social networking applications are a new and rapidly evolving industry. The growth of the social networking industry and the level of demand and market acceptance of our applications are subject to a high degree of uncertainty. Our future operating results will depend on numerous factors affecting the social networking industry, many of which are beyond our control, including but not limited to the following:

●	continued worldwide growth in the adoption and use of Facebook and other social networks;

●	changes in consumer demographics and public tastes and preferences;

●	the growth of personal computer, broadband Internet and mobile device users, and the rate of any such growth; and

●	general economic conditions, particularly economic conditions adversely affecting discretionary consumer spending.

We have a new business model and no operating history, which makes it difficult to evaluate our prospects and future financial results and may increase the risk that we will not be successful.

Historically we have generated our revenues from our Pet Airways subsidiary. In April 2012, we launched our social media platform Pawdoodle; given that we have very recently adopted this new business model, it is difficult to assess our future prospects. Our business model is based on our ability to continue to attract new users of our application and the ability to generate revenues.

We have not generated any revenues from our applications.

Since we launched Pawdoodle we have not generated any revenues from these applications. We expect that we will be able to generate revenues from advertising, product placement and other sources in the future; however, there can be assurance that we will be able to generate revenues from these sources or future applications.

Any failure or significant interruption in our network could impact our operations and harm our business.

Our technology infrastructure is critical to the performance of our applications and to customer satisfaction. Our applications run on a complex distributed system, or what is commonly known as cloud computing. We own, operate and maintain the primary elements of this system, but some elements of this system are operated by third parties that we do not control and which would require significant time to replace. We expect this dependence on third parties to continue. To the extent that our disaster recovery systems are not adequate, or we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate increasing traffic, our business and operating results may suffer. We do not maintain insurance policies covering losses relating to our systems and we do not have business interruption insurance.

10

Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations.

Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition and operating results.

Our growth prospects will suffer if we are unable to continue to develop applications for mobile platforms.

Developing applications for mobile platforms is an important component of our strategy. To date we have not completed development of mobile applications so this strategy has a number of uncertainties, including but not limited to:

●	we have limited experience working with wireless carriers, mobile platform providers and other partners whose cooperation we may need in order to be successful;

●	we may encounter difficulty in integrating features for mobile platforms; and

●	we will need to move beyond payment methods provided by social networks and successfully allow for a variety of payment methods and systems based on the mobile platform, geographies and other factors.

These and other uncertainties make it difficult to know whether we will succeed in continuing to develop commercially applications for the mobile network. If we do not succeed in doing so, our growth prospects may suffer.

An increasing number of individuals are utilizing devices other than personal computers to access the Internet, and versions of our applications developed for these devices might not gain widespread adoption, or may not function as intended.

The number of individuals who access the Internet through devices other than a personal computer, such as smart phones, tablets, televisions and set-top box devices, has increased dramatically, and we believe this trend is likely to continue. To expand our business, we will need to support a number of alternative devices and technologies.

Failure to protect or enforce our intellectual property rights or the costs involved in such enforcement could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and other product rights as critical to our success. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. We enter in to confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs, adverse publicity or diversion of management and technical resources, any of which could adversely affect our business and operating results. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

11

Programming errors or flaws in our applications could harm our reputation or prevent or delay market acceptance of our applications, which would harm our operating results.

Our applications may contain errors, bugs, flaws or corrupted data, and these defects may only become apparent after their launch, particularly as we launch new applications and rapidly release new features to existing applications under tight time constraints. We believe that if our customers have a negative experience with our applications, they may be less inclined to continue or resume playing our applications or recommend our applications to other potential customers. Undetected programming errors, game defects and data corruption can disrupt our operations, adversely affect the experience of our customers, any of which could result in legal liability to us or harm our operating results.

We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other users data, and we enable our customers to share their personal information with each other and with third parties, including on the Internet and mobile platforms. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other user data on the Internet and mobile platforms, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or other sand could cause our customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our customers’ information at risk and could in turn have an adverse effect on our business.

In the area of information security and data protection, many states have passed laws requiring notification to customers when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Reliance on key personnel.

We are dependent on the expertise, experience and continued services of Daniel Weisel, our Chairman and Chief Executive Officer, Andrew C. Warner, our President and Chief Financial Officer and Alysa Binder, our Executive Vice-President and Chief Development Officer. The loss of Mr. Weisel, Mr. Warner or Ms. Binder could harm our competitive position and financial performance. Our future success depends, to a significant extent, on the continued services of Mr. Weisel, Mr. Warner and Ms. Binder. Competition for personnel throughout the airline and transportation industry is intense and we may be unable to retain our current management and staff or attract, integrate or retain other highly qualified personnel in the future. If we do not succeed in retaining our current management and our staff or in attracting and motivating new personnel, our business could be materially adversely affected.

12

In order to grow at the pace expected by management, we will require additional capital to support our long-term growth strategies. If we are unable to obtain additional capital in future years, we may be unable to proceed with our plans.

We do not currently have sufficient cash on hand to meet our financing needs. We currently do not generate cash from our operations and can therefore not cover our operating costs. Based upon our current monthly cash burn rate, the cash on hand will last us approximately one month. We will require approximately $2,000,000 of additional working capital to continue our operations during the next 12 months and to support our long-term growth strategy.

On June 3, 2011, we completed a private placement transaction pursuant to which we issued and sold 2,253,470 shares of our common stock and a warrant to purchase 20,476,707 shares of our common stock for gross proceeds of $500,000. We also agreed to issue an additional 1,126,735 shares of our common stock as a commitment fee to the investor on August 17, 2011; provided to the extent the issuance of such shares would result in the investor and its affiliates owning or being deemed the beneficial owner of more than 9.99% of the then issued and outstanding common stock (the “Investor Ownership Limit”), then such shares will be held in abeyance (and the investor shall not have the right to, or be deemed to have, beneficial ownership of such shares) until such time, and to the extent, as the investor’s beneficial ownership of such shares would not result in the investor exceeding the Investor Ownership Limit, at which time such shares (and certificates therefor) shall be issued and delivered to the investor and the investor shall then be deemed to have beneficial ownership thereof. The terms of the private placement transaction also enable us to receive up to $5 million in additional funding from the investor through the issuance of our newly created perpetual and non-convertible Series A Preferred Stock at a price per share of $10,000 in one or more tranches commencing on August 17, 2011 at the earliest and continuing until June 3, 2013 (unless sooner terminated) provided that certain conditions are met, including but not limited to, our continued listing or quotation on a trading market, and the continued accuracy and completeness of our representations and warranties contained in the securities purchase agreement. The maximum amount which we may receive in any tranche is equal to the lesser of (i) 20% of the cumulative dollar trading volume of our common stock for the 10 trading-day period immediately prior to the tranche notice date and (ii) $5,000,000 less the aggregate amount of any previously noticed and funded tranches. We can provide no assurance of what additional funding, if any, that we will ultimately receive under the terms of our June 3, 2011 private placement transaction. We will require additional working capital to continue our operations during the next 12 months and to support our long-term growth strategy, so as to enhance our service offerings and benefit from economies of scale. We expect our working capital requirements and the cash flow provided by future operating activities, if any, to vary greatly from quarter to quarter, depending on the volume of business and competition in the markets we serve. We may seek additional funding through one or more credit facilities, if available, or through the sale of debt or additional equity securities. However, the terms of our June 3, 2011 private placement transaction place restrictions on our ability to consummate any such additional financing without the consent of the investor. There is no assurance that the investor would consent to such a transaction or if funding of any type would be available to us, or that it would be available at rates and on terms and conditions that would be financially acceptable and viable to us in the long term. If we are unable to raise any necessary additional financing when needed, under the terms of our June 3, 2011 private placement or otherwise, we may be required to suspend operations, sell assets or enter into a merger or other combination with a third party, any of which could adversely affect the value of our common stock, or render it worthless. If we issue additional debt or equity securities, such securities may enjoy rights, privileges and priorities (including but not limited to coupon rates, conversion rights, rights to fixed or preferential dividends, anti-dilution rights or preference as to the distribution of assets upon a liquidation) superior to those enjoyed by holders of our common stock, thereby diluting the value of our common stock.

On December 29, 2011, we completed a private placement with three investors where we issued and sold a total of 280,000 shares of our common stock and a warrant to purchase 280,000 shares of our common stock at an exercise price of $0.20, for gross proceeds of $56,000.

13

On March 2, 2012 the Company issued an 8% convertible debenture, with a principal balance of $47,500, and a maturity date of November 29, 2012.

On April 25, 2012 the Company issued an 8% convertible debenture, with a principal balance of $27,500, and a maturity date of January 18, 2013.

We are dependent on developing applications and if our technology fails or we are unable to continue to invest in new applications our business may be adversely affected.

We are dependent on technology initiatives to enhance customer service and increase the number of users of our applications in order to compete. The performance and reliability of the technology are critical to our ability to attract and retain users and our ability to compete effectively. These initiatives will continue to require significant capital investments in our technology infrastructure. If we are unable to make these investments, our business and operations could be negatively affected.

In addition, any internal technology error or failure or large scale external interruption in technology infrastructure we depend on, such as power, telecommunications, or the Internet, may disrupt our technology network. Any individual, sustained or repeated failure of technology could impact our customer service and result in increased costs. Our technology systems and related data may be vulnerable to a variety of sources of interruption due to events beyond our control, including natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. While we have in place, and continue to invest in, technology security initiatives and disaster recovery plans, these measures may not be adequate or implemented properly to prevent a business disruption and its adverse financial consequences to our business.

We do not carry business interruption or other insurance, so we have to bear losses ourselves.

We are subject to risk inherent to our business, including equipment failure, theft, natural disasters, industrial accidents, labor disturbances, business interruptions, property damage, product liability, personal injury and death. We do not carry any business interruption insurance or third-party liability insurance or other insurance to cover risks associated with our business. As a result, if we suffer losses, damages or liabilities, including those caused by natural disasters or other events beyond our control and we are unable to make a claim again a third party, we will be required to bear all such losses from our own funds, which could have a material adverse effect on our business, financial condition and results of operations.

Our quarterly operating results are likely to fluctuate, which may affect our stock price.

Our quarterly revenues, expenses, operating results and gross profit margins will vary from quarter to quarter, and may vary significantly. As a result, our operating results may fall below the expectations of third parties including securities analysts and investors, in some quarters, which could result in a decrease in the market price of our common shares. The reasons our quarterly results may fluctuate include:

●	changes in the general competitive and economic conditions; and

●	the introduction of new services by us.

Period-to-period comparisons of our operating results should not be relied on as indications of future performance.

Risk Related to Financing Our Operations

Without obtaining adequate capital funding, we may not be able to continue as a going concern.

The reports of our independent registered public accounting firms for the years ended December 31, 2011 and 2010 contained an explanatory paragraph to reflect its significant doubt about our ability to continue as a going concern as a result of our history of losses and our liquidity position. If we are unable to obtain adequate capital funding in the future, we may not be able to continue as a going concern, which would have an adverse effect on our business and operations, and the value of your investment in us may materially decline. Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which contemplate that we will continue to operate as a going concern. Our financial statements do not contain any adjustments that might result if we are unable to continue as a going concern. Substantial doubt about our ability to continue as a going concern may have created, or may create, negative reactions to the price of the common shares of our stock and we may have a more difficult time obtaining financing.

14

We have historically incurred losses and we expect these losses will continue in the future.

For the fiscal years ended December 31, 2011 and 2010, we sustained net losses before income taxes of $(7,511,862) and $(4,055,905), respectively, and our accumulated deficits as of December 31, 2011 and December 31, 2010, were $(13,578,570) and $(6,065,008), respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems and additional operating losses if we are not able to raise additional capital as needed and on acceptable terms and, in such event, our operations may be reduced or curtailed.

If we are unable to raise additional capital to finance operations, our business operations will be curtailed.

Our operations have relied almost entirely on funding from a combination of borrowings from and sales of common and warrants to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, financing will be required to cover our operating and capital costs. The sale of our stock to raise capital may cause dilution to our existing stockholders. Our inability to obtain adequate financing, whether from current investors or from other third parties, would likely result in the need to reduce or curtail business operations. Any of these events would be materially harmful to our business and may result in a loss of your investment.

The issuance of shares upon conversion of convertible debentures, exercise of outstanding warrants and in lieu of payments of interest on convertible debentures may cause immediate and substantial dilution to our existing stockholders.

If the price per share of our common stock at the time of conversion of our debentures, exercise of any warrants or issuance of shares in lieu of payments of interest on our convertible debentures is in excess of the conversion or exercise prices of these securities, the conversion or exercise of these securities would have a dilutive effect on our common stock. As of the date of this prospectus, an aggregate of 29,778,809 shares of our common stock are issuable upon conversion and/or exercise of outstanding convertible debentures and warrants consisting of: (i) outstanding 8% convertible debentures which are convertible into an aggregate of 950,000 shares of our common stock, (ii) outstanding 14% convertible debentures which are convertible into an aggregate of 875,000 shares of common stock, (iii) warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.00 per share expiring August 13, 2015, (iv) warrants to purchase an aggregate of 875,000 shares of common stock at an exercise price of $0.5 per share expiring August 14, 2015 (v) 104,940 shares of common stock issuable in lieu of interest on 8% convertible debentures, (vi) 169,483 shares of common stock issuable in lieu of interest on 14% convertible debentures, (vii) warrants to purchase an aggregate of 20,476,707 shares of common stock at an exercise price of $1.02 per share expiring on June 3, 2016, (viii) warrants to purchase an aggregate of 458,678 shares of common stock at an exercise price of $0.20 per share expiring on June 3, 2016,(ix) warrants to purchase an aggregate of 280,000 shares of common stock at an exercise price of $0.20 per share expiring on December 29, 2016, (x) warrants to purchase an aggregate of 252,499 shares of common stock at en exercise price of $0.14 per share expiring February 23, 2017 and (xi) warrants to purchase an aggregate of 4,336,503 shares of common stock at an exercise price of $0.14 per share expiring March 2, 2017.

Following the conversion of our outstanding convertible debentures and exercise of outstanding warrants, our issued and outstanding common stock would increase to 91,431,851 shares, which represents an increase of approximately 48% over our 61,653,041 shares issued and outstanding shares as of the date of this prospectus.

15

We are not permitted to include any securities in any registration statement other than those issued or issuable to Socius until such time as all of the securities issued or issuable to Socius are covered by one or more effective registration statements. This may significantly limit our ability to raise capital through future equity offerings.

The Rights Agreement prohibits us from including any securities other than those issued or issuable to Socius on any registration statement without the prior written consent of Socius until such time as all of the securities issued or issuable to Socius are covered by one or more effective registration statements. The filing of this registration statement constitutes a breach of the Rights Agreement.

Risks Related to the Market for Our Stock Generally

Our common stock is quoted on the OTC QB, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is currently quoted on the OTC QB. The OTC QB market tier helps investors identify companies that are current in their reporting obligations with the Securities and Exchange Commission (the “SEC”). OTC QB securities are quoted on OTC Markets Group's quotation and trading system. The OTC QB is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC QB may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock with NASDAQ or New York Stock Exchange or other exchanges as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is considered to be a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors”, as such term is defined in the Securities Act. For transactions covered by Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule required by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule within the foreseeable future, if ever. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Our Series A Preferred Stock has a liquidation preference of $10,000 per share of Series A Preferred Stock, plus any accrued but unpaid dividends with respect to such shares of Series A Preferred Stock.

Upon any liquidation, dissolution or winding up of our Company after payment or provision for payment of our debts and other liabilities and any liquidation preferences of senior securities, before any distribution or payment may be made to the holders of any junior securities, including our common stock, the holders of our Series A Preferred Stock shall be entitled to a liquidation preference in the amount of $10,000 per share of Series A Preferred Stock plus any accrued but unpaid dividends. Dividends on our Series A Preferred Stock accrue at a rate of 10% per annum from the date of issuance and are payable upon redemption of the Series A Preferred Stock. If we were liquidated, the ability of our common stockholders to receive any distribution of payment would be significantly limited if there were then a significant amount of shares of Series A Preferred Stock outstanding.

16

We have never paid dividends on our common stock and we do not anticipate paying dividends in the foreseeable future.

We have never paid cash dividends on our common stock. So long as any shares of our Series A Preferred Stock are outstanding, no dividends or other distributions may be paid, declared or set apart with respect to any junior securities, including our common stock, other than dividends or other distributions payable on our common stock solely in the form of additional shares of common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock.

Our controlling stockholders hold a significant percentage of our outstanding voting securities, which could hinder our ability to engage in significant corporate transactions without their approval.

Mr. Dan Wiesel and Ms. Alysa Binder are the beneficial owners of approximately 28.7% of our outstanding voting securities as of the date of this prospectus. As a result, they possess significant influence, giving them the ability, among other things, to elect members of our board of directors and to authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. The interests of these two stockholders may not always coincide with the interests of other stockholders, and they may act in a manner that advances their best interests and not necessarily those of other stockholders, which may affect the market price for our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus contains some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties. Forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and (e) our anticipated needs for working capital. These statements are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under “Business” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.

Any or all of our forward-looking statements in this report may turn out to be inaccurate. They can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise.

17

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Selling Stockholders. W e will receive no proceeds from the sale of shares of common stock in this offering.

SELLING STOCKHOLDERS

The Selling Stockholders named in this prospectus are offering up to 6,170,950 shares through this prospectus that the Selling Stockholders have acquired pursuant to the Plan.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as Selling Stockholders.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common shares held by each of the Selling Stockholders, including:

1.	the number of common shares owned by each selling stockholder prior to this offering;

2.	the total number of common shares that are to be offered by each selling stockholder;

3.	the total number of common shares that will be owned by each selling stockholder upon completion of the offering; and

4.	the percentage owned by each selling stockholder.

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders. Information with respect to “Shares Beneficially Owned prior to the Offering” includes the shares issued pursuant to the Plan. Information with respect to “Shares Beneficially Owned after the Offering” assumes the sale of all of the Common Stock offered by this prospectus and no other purchases or sales of our common shares by the Selling Stockholders. Except as described below and to our knowledge, the named Selling Stockholders beneficially own and has sole voting and investment power over all common shares or rights to these common shares.

Because the Selling Stockholders may offer all or part of the Common Stock currently owned, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The Common Stock currently owned offered by this reoffer prospectus may be offered from time to time by the Selling Stockholders named below. The Selling Stockholders may resell any or all of these shares at any time they choose and from time to time, while this prospectus is effective. The Selling Stockholders may also sell, transfer or otherwise dispose of some or all of their shares in transactions exempt from the registration requirements of the Securities Act.

A total of 61,653,041 shares of our common stock are issued and outstanding as of the date of this prospectus. For each beneficial owner shown below, any options exercisable within 60 days are included in the denominator.

18

	Shares Beneficially Owned prior to this Offering(1)		Number of Shares	Shares Beneficially Owned after the Offering(1)
Name	Number	Percent	Being Offered	Number		Percent
Dan Wiesel (2)	17,923,273	29.1%	400,000	17,123,273		27.8%
Andrew Warner (3)	705,008	1.1%	400,000	305,008	*
Alysa Binder (4)	17,923,273	29.1%	400,000	17,123,273		27.8%
Total Shares Offered			1,200,000

* less than one percent

(1)        The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.” Shares Beneficially Owned after the Offering” assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the Selling Stockholders.

(2)        Effective April 12, 2012, as part of compensation for services, we issued Mr. Wiesel 400,000 shares of our common stock. Mr. Wiesel and Alysa Binder are husband and wife and own their shares jointly with right of survivorship.

(3)        Effective April 12, 2012, as part of compensation for services, we issued Mr. Warner 400,000 shares of our common stock.

(4)        Effective April 12, 2012 as part of compensation for services, we issued Ms. Binder 400,000 shares of our common stock. Dan Wiesel and Ms. Binder are husband and wife and own their shares jointly with right of survivorship.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2012 Stock Incentive Plan, we are authorized to issue up to 10,000,000 shares of our common stock.

Subject to the foregoing, the Selling Stockholders may offer and sell the shares covered by this prospectus at various times. The Selling Stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

No Known Agreements to Resell the Shares

To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or
3.	such other price as the Selling Stockholders determine from time to time.

19

Manner of Sale

The Common Stock may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;
4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;
6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

The Selling Stockholders may sell their common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If our Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any Common Stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the Common Stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our Common Stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and
3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

20

State Securities Laws

Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, printing and mailing fees. The Selling Stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

LEGAL MATTERS

Our legal counsel, Sichenzia Ross Friedman FerenceLLP, located at 61 Broadway, New York, NY 10006, is passing on the validity of the issuance of the common stock offered under this prospectus.

EXPERTS

Our financial statements as of and for the years ended December 31, 2011 and 2010, included in this prospectus, have been audited by KBL, LLP, our independent registered public accountants, as stated in their reports appearing herein and are so included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

(a)        The Registrant’s latest annual report on Form 10-K filed on March 30, 2012 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial information for the Company’s fiscal year ended December 31, 2011; and

(b)        The Registrant’s Current Report on Form 8-K on April 25, 2012 pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the registrant’s document referred to in (a) above.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

21

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Illinois law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ADDITIONAL INFORMATION AVAILABLE TO YOU

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

22

The PAWS Pet Company, Inc.

6,170,950 SHARES OF COMMON STOCK

PROSPECTUS

April __, 2012

23

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the Selling Stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

(a)        The Registrant’s latest annual report on Form 10-K filed on March 30, 2012 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial information for the Company’s fiscal year ended December 31, 2011; and

(b)        The Registrant’s Current Report on Form 8-K on April 25, 2012 pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the registrant’s document referred to in (a) above.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act and accordingly, no information under Item 202 of Regulation S-K is required.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Illinois law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

24

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

All of the shares of Common Stock being registered pursuant to this Registration Statement were acquired by the selling stockholders upon the grant of options under the 2012 Stock Incentive Plan. The options were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 8. Exhibits.

Exhibit No.	Description

4.1	The PAWS Pet Company, Inc. 2012 Stock Incentive Plan

5.1	Opinion of Sichenzia Ross Friedman FerenceLLP with respect to the legality of the common stock registered hereby.

23.1	Consent of Sichenzia Ross Friedman Ference LLP (contained in its opinion filed herewith in Exhibit 5.1)

23.2	Consent of KBL, LLP

Item 9. Undertakings.

(a)      The undersigned Registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

25

(b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

26

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose in the State of California, on April 26, 2012.

THE PAWS PET COMPANY

By:	/s/
Dan Wiesel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/	Chief Executive Officer and Chairman of the Board	April 26, 2012
Dan Wiesel

/s/	President, Chief Financial Officer and Director	April 26, 2012
Andrew Warner

/s/	Chief Development Officer and Director	April 26, 2012
Alysa Binder

27